UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                              --------------------



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): September 30, 2003


                            VALENCE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)



           Delaware                    0-20028                77-0214673
 (State or Other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)              File Number)         Identification No.)


                      6504 Bridge Point Parkway, Suite 415
                               Austin, Texas 78730
               (Address of Principal Executive Offices, Zip Code)


                                 (512) 527-2900
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On September 30, 2003, Registrant drew down $5 million from its equity financing commitment with Berg & Berg Enterprises, LLC, an affiliate of Carl Berg, a director and stockholder of Registrant. The proceeds will be used to fund corporate operating needs and working capital.

     Under the terms of the equity commitment, Registrant issued to Berg & Berg 1,543,925 shares of its restricted Common Stock in a private placement transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Berg & Berg purchased these shares at a 15% discount to the average closing price of the stock for the five days prior to the purchase date or approximately $3.23 per share.

     Under Rule 144 of the Securities Act, these shares are restricted from being traded by Berg & Berg for a period of one year from the date of issuance, unless registered, and thereafter may be traded only in compliance with the volume restrictions imposed by this rule.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements. None.

     (b)  Pro Forma Financial Information. None.

     (c)  Exhibits.

     99.1 Press Release, dated October 1, 2003.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 1, 2003                            VALENCE TECHNOLOGY, INC.



                                            By:  /s/ Kevin W. Mischnick
                                                 ------------------------------
                                                 Kevin W. Mischnick
                                                 Vice President of Finance and
                                                 Assistant Secretary


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                                  EXHIBIT INDEX

EXHIBITS

99.1   Press Release, dated October 1, 2003.